Exhibit 10.14.1


                                 FIRST AMENDMENT
                                     TO THE
                                ALBERTSON'S, INC.
                           EXECUTIVE ASRE MAKEUP PLAN


     This Amendment is made by Albertson's, Inc., a Delaware corporation (the "Corporation").

                                    RECITALS

     Whereas, the Corporation established the Albertson's Executive ASRE Makeup Plan effective September 26, 1999 (the Plan");

     Whereas, the Corporation, pursuant to Section 9.1 of the Plan, retained the right to amend the Plan and Section 9.1 provides that the Plan may be amended by the Grantor Trust Committee ("Committee") appointed by the Board of Directors of Albertson's, Inc. ("Board"), and the Board has granted the authority to amend the Plan to the Committee so long as such amendments do not materially alter benefits; and

     Whereas, the Committee has determined that it is advisable to amend the Plan.

                                    AMENDMENT

     The Plan is amended, as of May 1, 2001, in the following respects:

1.   The last sentence of Section 6.1 shall be amended to read as follows:

     A Participant may select any or all of the following  distribution  events:
     (a) termination of employment, (b) Total Disability and (c) attainment of a specified age on or after age 59 1/2.

2.   A new sentence shall be added to Section 6.1 which shall read as follows:

     Notwithstanding the foregoing, distributions shall begin no later than the year in which the Participant attains age 65.

3.   Section 6.3(a) shall be amended to read as follows:

     Except as otherwise provided in this Section 6.3, the entire amount credited to a Participant's Account shall be paid in one or more of the following forms selected on the Participant's distribution form: (i) a single lump sum, (ii) a 5-year payout in 60 approximately equal monthly installments or 5 (five) equal annual installments, but not both, (iii) a 10-year payout in 120 approximately equal monthly installments or 10 (ten) equal annual installments, but not both, or (iv) a 15-year payout in 180 approximately equal monthly installments or 15 equal annual installments, but not both, or a combination of the foregoing to the extent administratively practicable as the Participant shall elect in any

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     distribution form, provided,  however, that in the absence of such election
     in  any  distribution   form,  the  respective   amounts  credited  to  the
     Participant's Account shall be payable in 120 approximately equal monthly installments. If installment payments are elected, the Account shall be amortized with an assumed Rate of Return of six percent (6%) unless the Participant selects, and the Committee approves, an alternative assumed Rate of Return. As of each January 1, the amount to be distributed in installment payments for that year shall be determined by amortizing the Participant's Account balance as of the preceding December 31 over the remainder of the installment period, using the assumed Rate of Return which was fixed under the preceding sentence at the time installment payments were elected. The Participant shall not be entitled to select a different
     form  of  distribution   with  respect  to  the  amounts  credited  to  the
     Participant's Account in each Plan Year. Instead, the distribution form selected by the Participant shall apply to the entire balance of the Participant's Account. The Participant may modify the form of distribution or the time of commencement; provided that such modification is made on a validly executed and timely filed distribution form at least 12 months
     prior  to  the  date  on  which  the   modification  is  to  be  effective.
     Notwithstanding the foregoing, distribution of the Participant's entire Account balance must be completed no later than the fifteenth year following the year in which distributions first commenced

4.   Section 7.1 shall be amended to read as follows:

     The Participant may, at any time, designate a Beneficiary or Beneficiaries to receive the benefits payable in the event of his/her death and may designate a successor Beneficiary or Beneficiaries to receive any benefits payable in the event of the death of any other Beneficiary. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. If no Beneficiary shall be designated by the Participant, or if the designated Beneficiary or Beneficiaries shall not survive the Participant, payment of the Participant's Account shall be made to the Participant's estate in a single lump sum payment. Notwithstanding any provision of this Plan to the contrary, any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Committee.

     IN WITNESS WHEREOF, this instrument has been duly executed by the undersigned as of May 25, 2001.


                                       ALBERTSON'S, INC.



                                       By: /s/ Thomas R. Saldin
                                           ----------------------------------
                                           Thomas R. Saldin
                                           Executive Vice President
                                           Administration and General Counsel





makeupamdt2.doc